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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-76092 of EarthShell Corporation on Form S-3 of our report dated April 29, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to EarthShell Corporation's ability to continue as a going concern), appearing in this Annual Report on Form 10-K/A of EarthShell Corporation for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Los Angeles, California
April 29, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT